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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-31115, 333-38833 and 333-60037) pertaining to the 1996
Incentive Stock Option Plan, 1996 Incentive Stock Option Plan No. 2, 1997 Employee Stock Purchase Plan and 1997 Equity Incentive Plan of At Home Corporation of our report dated January 19, 1999, with respect to the consolidated financial statements of At Home Corporation included in this Annual Report (Form 10-K/A) for the year ended December 31, 1998.

                                          /s/ Ernst & Young

San Jose, California
April 26, 1999